As Filed with the Securities and Exchange Commission on February 11, 2011

Registration No. 333-171797

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S–1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2835	33-0595156
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12117 Bee Caves Road, Building Two, Suite 100

Austin, TX 78738

(512) 519-0400

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Sandra A. Gardiner

Vice President and Chief Financial Officer

12117 Bee Caves Road, Building Two, Suite 100

Austin, TX 78738

(512) 519-0400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Robert A. Claassen, Esq. Jason R. Sanderson, Esq. Paul, Hastings, Janofsky & Walker LLP 1117 South California Avenue Palo Alto, CA 94304 (650) 320-1800	John D. Hogoboom, Esq. Lowenstein Sandler PC 65 Livingston Avenue Roseland, NJ 07068 (973) 597-2500

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	4,600,000(1)	$6.49(2)	$29,854,000	$3,466.05(3)

(1)	Includes 500,000 shares of Common Stock that the underwriter may purchase from the Registrant and 100,000 shares of Common Stock that the underwriter may purchase from the selling stockholder to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high ($6.90) and low ($6.07) sales prices of the registrant’s common stock on February 10, 2011, as reported on the Nasdaq Global Market.
(3)	Registration fee previously paid by the Registrant in the amount of $3,930.68.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date, as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-171797) of Vermillion, Inc. is being filed solely to amend the calculation of the registration fee set forth on the cover page thereto, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. This Amendment No. 3 does not modify any provisions of the Prospectus constituting Part I or Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The estimated expenses to be borne by us in connection with the offering are as follows:

SEC registration fee	$3,930.68
Legal fees and expenses	$250,000
Accounting fees and expenses	$85,000
Miscellaneous fees and expenses	$61,069.32
Total	$400,000

The Company will bear all of the expenses shown above.

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended, or the Securities Act. Our Second Amended and Restated Certificate of Incorporation and our Bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. We have also entered into agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by Delaware law. We have also purchased directors and officers liability insurance, which provides coverage against certain liabilities including liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

Through December 31, 2010, we distributed 226,904 shares of our common stock to our Directors pursuant to the Debtor’s Incentive Plan approved by the Bankruptcy Court. The shares were issued to the Directors as incentive payments for their services rendered to help achieve a successful restructuring of the Company, and therefore no consideration was paid by the Directors to the Company in exchange of the shares. The shares issued are exempted from the registration requirement pursuant to Section 1145(a)(1) of the Bankruptcy Code.

On January 7, 2010, Vermillion closed a private placement transaction with a group of investors. Vermillion received $43,050,000 in gross proceeds from the sale of 2,327,869 shares of its common stock at a price of $18.4932 per share. The shares of Vermillion’s common stock issued in connection with the private placement will be exempted from the registration requirement pursuant to Regulation D of the Securities Act. Accordingly, these restricted shares are subject to the resale limitations of Rule 144 under the Securities Act, as a transaction not involving a public offering because, among other things, the investors were accredited investors at the time of the transaction and appropriate legends were affixed to the instruments representing such securities issued in such transaction.

From November 30, 2009, through January 22, 2010, Vermillion exchanged 428,906 shares of its common stock for $7,100,000 in principal and unpaid interest of $732,000 related to the convertible senior notes due September 1, 2011 (the “7.00% Notes”). From October 21, 2009 through November 19, 2009, $4,400,000 in principal related to the 7.00% Notes was converted into 220,000 shares of Vermillion’s common stock. The offer and issuance of the securities was exempt from registration under Section 3(a)(9) of the Securities Act.

From November 24, 2009 to January 22, 2010, Vermillion exchanged a total of 15,794 shares of its common stock for $305,000 in principal and $18,000 in unpaid interest related to the convertible senior notes due September 1, 2009 (the “4.50% Notes”). The offer and issuance of the securities was exempt from registration under Section 3(a)(9) of the Securities Act.

From October 5, 2009, through April 12, 2010, Vermillion issued 990 shares of its common stock for $12,000 from the cash exercise of its warrants dated August 3, 2006, with an exercise price of $12.60 per share (the “August 3 Warrants”), and 3,496 shares of its common stock from the cashless exercise of 8,625 underlying common stock shares of its August 3 Warrants. From October 5, 2009, through April 12, 2010, Vermillion issued 990 shares of its common stock for $12,000 from the cash exercise of its warrants dated November 15, 2006, with an exercise price of $12.60 per share (the “November 15 Warrants”), and 3,486 shares of its common stock from the cashless exercise of 8,625 underlying common stock shares of its November 15 Warrants. From September 29, 2009, through March 4, 2010, Vermillion issued 392,120 shares of its common stock for $3,627,000 from the cash exercise of its warrants dated August 29, 2007, with an exercise price of $9.25 per share (the “2007 Warrants”), and 521,213 shares of its common stock from the cashless exercise of 1,435,678 underlying common stock shares of its 2007 Warrants. The offer and issuance of securities is subject to the resale limitations of Rule 144 under the Securities Act.

Item 16.	Exhibits and Financial Statements Schedules.

The exhibits filed as part of this Registration Statement are listed in the exhibit index immediately preceding such exhibits, which index is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the following Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 11th day of February, 2011.

VERMILLION, INC.

By:	/s/ GAIL S. PAGE
Gail S. Page
Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gail S. Page and Sandra A. Gardiner, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ GAIL S. PAGE Gail S. Page	Executive Chair of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 11th, 2011

/s/ SANDRA A. GARDINER Sandra A. Gardiner	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 11th, 2011

/s/ JAMES S. BURNS James S. Burns	Director	February 11th, 2011

/s/ JOHN F. HAMILTON John F. Hamilton	Director	February 11th, 2011

/s/ PETER S. RODDY Peter S. Roddy	Director	February 11th, 2011

/s/ CARL SEVERINGHAUS Carl Severinghaus	Director	February 11th, 2011

/s/ WILLIAM C. WALLEN, PH.D. William C. Wallen, Ph.D.	Director	February 11th, 2011

EXHIBIT INDEX

Number	Description of Document

1.1	Form of Underwriting Agreement**

2.1	Disclosure Statement for Debtor’s (Vermillion, Inc.’s) Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated November 24, 2009(1)

2.2	Disclosure Statement for Debtor’s (Vermillion, Inc.’s) First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated December 3, 2009(2)

2.3	Findings of Fact, Conclusions of Law and Order Confirming Debtor’s (Vermillion Inc.’s) Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated January 7, 2010(3)

3.1	Fourth Amended and Restated Certificate of Incorporation of Vermillion, Inc., dated January 22, 2010(4)

3.2	Third Amended and Restated Certificate of Incorporation of Vermillion, Inc.(5)

3.3	Second Amended and Restated Certificate of Incorporation of Vermillion, Inc.(6)

3.4	Amended and Restated Bylaws of Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.)(7)

4.1	Form of Vermillion, Inc.’s (formerly Ciphergen Biosystems, Inc.) Common Stock Certificate(7)

4.2	Indenture between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and U.S. Bank National Association dated August 22, 2003(8)

4.3	First Supplemental Indenture between Vermillion, Inc. and U.S. Bank National Association dated December 11, 2008(9)

4.4	Indenture between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and U.S. Bank National Association dated November 15, 2006(10)

4.5	Preferred Shares Rights Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Continental Stock Transfer & Trust Company dated March 20, 2002(11)

4.6	Amendment to Rights Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Wells Fargo Bank, N.A. dated July 22, 2005(12)

4.7	Second Amendment to Rights Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Wells Fargo Bank, N.A. dated September 30, 2005(13)

4.8	Third Amendment to Rights Agreement between Vermillion, Inc. and Wells Fargo Bank, N.A. dated September 11, 2007(14)

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP**

10.1	Fourth Amended and Restated Investors Rights Agreement dated March 3, 2000(15)

10.2	1993 Stock Option Plan(15)

10.3	Form of Stock Option Agreement(16)

10.4	2000 Stock Plan and related form of Stock Option Agreement(7)

10.5	Amended and Restated 2000 Employee Stock Purchase Plan(17)

10.6	Vermillion, Inc. 2010 Stock Incentive Plan(18)

10.7	Ciphergen Biosystems, Inc. 401(k) Plan(19)

10.8	Registration Rights Agreement dated August 22, 2003, of Vermillion, Inc.’s (formerly Ciphergen Biosystems, Inc.) 4.50% Convertible Senior Notes due September 1, 2008(8)

Number	Description of Document

10.9	Form of Exchange and Redemption Agreement dated November 3, 2006 between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and certain holders of its 4.50% Convertible Senior Notes due September 1, 2008(20)

10.10	Registration Rights Agreement dated November 15, 2006, between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Initial Purchasers of its 7.00% Convertible Senior Notes due September 1, 2011(10)

10.11	Letter Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Oppenheimer & Co. Inc. dated August 3, 2006(21)

10.12	Warrant with Oppenheimer & Co. Inc. dated August 3, 2006(21)

10.13	Warrant with Oppenheimer & Co. Inc. dated November 15, 2006(21)

10.14	Engagement Letter between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Oppenheimer & Co. Inc. dated August 3, 2006(21)

10.15	Placement Agent Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Oppenheimer & Co. Inc. dated March 28, 2007(21)

10.16	Securities Purchase Agreement by and among Vermillion, Inc. and the purchasers party thereto dated August 23, 2007(6)

10.17	Form of Warrant(17)

10.18	Form of Securities Purchase Agreement between Vermillion, Inc. and the purchasers party thereto dated December 24, 2009(22)

10.19	Employment Agreement between Sandra A. Gardiner and Vermillion, Inc. dated April 9, 2010(23)

10.20	Employment Agreement between Gail S. Page and Vermillion, Inc. dated September 28, 2010(24)

10.21	Employment Agreement between Eric T. Fung, M.D. and Vermillion, Inc. dated September 28, 2010(24)

10.22	Form of Severance Agreement between key executive employees and Vermillion, Inc.(25)

10.23	Separation Agreement and Release between Debra A. Young and Vermillion, Inc. dated November 1, 2007(26)

10.24	Form of Proprietary Information Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and certain of its employees(7)

10.25	Consulting Agreement between Richard G. Taylor and Vermillion, Inc. dated August 26, 2008(25)

10.26	Lease Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and John Arrillaga, Trustee of the John Arrillaga Survivor’s Trust and Richard T. Peery, Trustee of the Richard T. Peery Separate Property Trust, dated January 28, 2000, and Amendment No. 1 dated August 8, 2000(27)

10.27	MAS License Agreement with IllumeSys Pacific, Inc. dated April 7, 1997(7)

10.28	MAS License Agreement with Ciphergen Technologies, Inc. (formerly ISP Acquisition Corporation) dated April 7, 1997(7)

10.29	Settlement Agreement and Mutual General Release by and among Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.), IllumeSys Pacific, Inc., Ciphergen Technologies, Inc., Molecular Analytical Systems, Inc., LumiCyte, Inc., and T. William Hutchens dated May 28, 2003(28)†

10.30	Assignment Agreement by and among Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.), IllumeSys Pacific, Inc., Ciphergen Technologies, Inc., Molecular Analytical Systems, Inc., LumiCyte, Inc., and T. William Hutchens dated May 28, 2003(28)†

Number	Description of Document

10.31	License Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Molecular Analytical Systems, Inc. dated May 28, 2003(28)†

10.32	Collaborative Research Agreement between University College London, UCL Biomedica plc and Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) dated September 22, 2005(29)†

10.33	Distribution and Marketing Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Ciphergen Biosystems KK dated March 24, 1999(30)

10.34	Strategic Alliance Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Quest Diagnostics Incorporated dated July 22, 2005(12)†

10.35	Amendment to Strategic Alliance Agreement between Vermillion, Inc. and Quest Diagnostics Incorporated dated October 7, 2009(31)

10.36	Amendment No. 4 to Strategic Alliance Agreement between Vermillion Inc. and Quest Diagnostics Incorporated dated November 10, 2010(36)

10.37	Stock Purchase Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Quest Diagnostics Incorporated dated July 22, 2005(12)

10.38	Warrant between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Quest Diagnostics Incorporated dated July 22, 2005(32)

10.39	Amendment to Warrant between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Quest Diagnostics Incorporated dated August 29, 2007(33)

10.40	Letter Agreement dated August 29, 2007 between Vermillion, Inc. and Quest Diagnostics Incorporated(6)

10.41	Credit Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Quest Diagnostics Incorporated dated July 22, 2005(12)

10.42	Debtor-In-Possession Credit and Security Agreement between Vermillion, Inc. and Quest Diagnostics Incorporated dated October 7, 2009(31)

10.43	Memorialization Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Quest Diagnostics Incorporated dated January 12, 2006(6)

10.44	Asset Purchase Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Bio-Rad Laboratories, Inc. dated August 14, 2006(12)

10.45	Asset Purchase Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Bio-Rad Laboratories, Inc. dated August 14, 2006(34)

10.46	Amendment to Asset Purchase Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Bio-Rad Laboratories, Inc. dated November 13, 2006(6)

10.47	Stock Purchase Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Bio-Rad Laboratories, Inc. dated November 13, 2006(6)

10.48	Transition Services Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Bio-Rad Laboratories, Inc. dated November 13, 2006(21)†

10.49	Amendment No. 1 to Transition Services Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Bio-Rad Laboratories, Inc. dated May 11, 2007(6)

10.50	Amendment No. 2 to Transition Services Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Bio-Rad Laboratories, Inc. dated June 15, 2007(6)

10.51	Manufacture and Supply Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Bio-Rad Laboratories, Inc. dated November 13, 2006(21)†

10.52	Amendment No. 1 to Manufacture and Supply Agreement between Vermillion, Inc. and Bio-Rad Laboratories, Inc. dated August 27, 2007(6)

Number	Description of Document

10.53	Cross License Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Bio-Rad Laboratories, Inc. dated November 13, 2006(21)†

10.54	Sublicense Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Bio-Rad Laboratories, Inc. dated November 13, 2006(6)

10.55	Letter Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Bio-Rad Laboratories, Inc. dated November 13, 2006(6)

10.56	Sublease Agreement between Vermillion, Inc. (formerly Ciphergen Biosystems, Inc.) and Bio-Rad Laboratories, Inc. dated November 13, 2006(21)†

21.0	Subsidiaries of Registrant(35)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm**

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)**

24	Power of Attorney (included in Part II of the Registration Statement)*

*	Filed herewith
**	Previously filed
(1)	Incorporated by reference to our Current Report on Form 8-K filed on November 25, 2009 (File No. 000-31617)
(2)	Incorporated by reference to our Current Report on Form 8-K filed on December 4, 2009 (File No. 000-31617)
(3)	Incorporated by reference to our Current Report on Form 8-K filed on January 12, 2010 (File No. 000-31617)
(4)	Incorporated by reference to our Current Report on Form 8-K filed on January 25, 2010 (File No. 000-31617)
(5)	Incorporated by reference to our Current Report on Form 8-K filed on March 3, 2008 (File No. 000-31617)
(6)	Incorporated by reference to our Registration Statement on Form S-1 filed on September 27, 2007 (File No. 333-146354)
(7)	Incorporated by reference to our Registration Statement on Form S-1/A filed on August 24, 2000 (File No. 333-32812)
(8)	Incorporated by reference to our Registration Statement on Form S-3 filed on October 8, 2003 (File No. 333-109556)
(9)	Incorporated by reference to our Current Report on Form 8-K filed on December 17, 2008 (File No. 000-31617)
(10)	Incorporated by reference to our Current Report on Form 8-K filed on November 21, 2006 (File No. 000-31617)
(11)	Incorporated by reference to our Registration Statement on Form 8-A filed on March 21, 2002 (File No. 000-31617)
(12)	Incorporated by reference to our Current Report on Form 8-K filed on July 28, 2005 (File No. 000-31617)
(13)	Incorporated by reference to our Current Report on Form 8-K filed on October 4, 2005 (File No. 000-31617)
(14)	Incorporated by reference to our Current Report on Form 8-K filed on September 12, 2007 (File No. 000-31617)
(15)	Incorporated by reference to our Registration Statement on Form S-1 filed on March 20, 2000 (File No. 333-32812)
(16)	Incorporated by reference to our Registration Statement on Form S-1/A filed on August 24, 2000 (File No. 333-32812)
(17)	Incorporated by reference to our Quarterly Report on form 10-Q filed on November 14, 2007 (File No. 333-32812)
(18)	Incorporated by reference to our Current Report on Form 8-K filed on February 12, 2010 (File No. 000-31617)
(19)	Incorporated by reference to our Annual Report on Form 10-K filed on March 22, 2005 (File No. 000-31617)

(20)	Incorporated by reference to our Current Report on Form 8-K filed on November 6, 2006 (File No. 000-31617)
(21)	Incorporated by reference to our Registration Statement on Form S-1/A filed on November 27, 2007 (File No. 333-146354)
(22)	Incorporated by reference to our Current Report on Form 8-K filed on December 29, 2009 (File No. 000-31617)
(23)	Incorporated by reference to our Current Report on Form 8-K filed on April 22, 2010 (File No. 000-31617)
(24)	Incorporated by reference to our Current Report on Form 8-K filed on September 30, 2010 (File No. 000-31617)
(25)	Incorporated by reference to our Current Report on Form 8-K filed on August 29, 2008 (File No. 000-31617)
(26)	Incorporated by reference to our Current Report on Form 8-K filed on November 5, 2007 (File No. 000-31617)
(27)	Incorporated by reference to our Registration Statement on Form S-1/A filed on September 27, 2000 (File No. 333-32812)
(28)	Incorporated by reference to our Current Report on Form 8-K filed on June 11, 2003 (File No. 000-31617)
(29)	Incorporated by reference to our Annual Report on Form 10-K filed on March 17, 2006 (File No. 000-31617)
(30)	Incorporated by reference to our Registration Statement on Form S-1/A filed on September 22, 2000 (File No. 333-32812)
(31)	Incorporated by reference to our Current Report on Form 8-K filed on October 21, 2009 (File No. 000-31617)
(32)	Incorporated by reference to our Current Report on Form 8-K filed on July 22, 2005 (File No. 000-31617)
(33)	Incorporated by reference to our Current Report on Form 8-K filed on August 29, 2007 (File No. 000-31617)
(34)	Incorporated by reference to our Preliminary Proxy Statement on Schedule 14a filed on September 12, 2006 (File No. 000-31617)
(35)	Incorporated by reference to our Annual Report on Form 10-K filed on May 20, 2010 (File No. 000-31617)
(36)	Incorporated by reference to our Current Report on Form 8-K filed on November 12, 2010 (File No. 000-34810)
†	Certain portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.